EXHIBIT 21

SUBSIDIARIES OF THE GENLYTE GROUP INCORPORATED

DECEMBER 31, 2004

The Genlyte Group Incorporated has the following subsidiaries, 100% owned, except as noted:

Genlyte Receivables Corporation, a Delaware corporation

Genlyte Holdings Inc., a Delaware corporation

Genlyte Thomas Group LLC, a Delaware limited liability company

Diaman-Mexo, S.A. De C.V., a Mexican corporation

Genlyte Thomas Group Nova Scotia ULC, a Canadian unlimited liability company

GTG International Acquisitions LP, a Canadian limited partnership

Lightolier De Mexico, S.A. De C.V., a Mexican corporation

Lumec Holding Corp., a Canadian corporation

USS Manufacturing Inc., a Canadian corporation

Lumec, Inc., a Canadian corporation

Lumec-Schreder, Inc., a Canadian corporation (50.5% owned)

Shakespeare Composite Structures LLC, a Delaware limited liability company

New Oxford Aluminum LLC, a Delaware limited liability company

Thomas De Mexico, S.A. De C.V., a Mexican corporation

Translite Limited, a U.K. corporation

Sonoma Lighting, a U.K. corporation

Translite Sonoma, LLC, a Delaware limited liability company

Genlyte Lighting Corp., a Delaware corporation

Genlyte Canadian Holdings, LLC, a Delaware limited liability company

GTG Intangible Holdings, LLP, a Delaware limited liability partnership

Genlyte Intangible Inc., a Delaware corporation

Canlyte Inc., a Canadian corporation

Ledalite Architectural Products, a Canadian limited partnership

Genlyte Nova Scotia CLP, a Canadian unlimited liability company

Genlyte Nova Scotia CGP, a Canadian unlimited liability company

Genlyte International Acquisitions, a Canadian limited partnership